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                                                                      EXHIBIT 11

                            DELTA AIR LINES, INC.
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                FOR YEARS ENDED JUNE 30, 1993, 1994, AND 1995
                   (In millions except per share amounts)


                                                                      1993              1994           1995
                                                                 --------------    -------------    -----------
 PRIMARY:

   Weighted average shares outstanding                                       50               50             51
   Additional shares assuming
     exercise of stock options                                                *                *              -
                                                                 --------------    --------------   -----------
       Average shares outstanding as adjusted                                50               50             51
                                                                 ==============    =============    ===========

   Income (loss) before cumulative effect of
     accounting changes                                          $         (415)   $        (409)   $       294
   Preferred dividends series C                                             (80)             (80)           (80)
   Preferred dividends series B                                             (30)             (30)            (8)
                                                                 --------------    --------------   -----------

   Income (loss) before cumulative effect of
     accounting changes attributable to primary shares                     (525)            (519)           206
   Cumulative effect of accounting changes                                 (587)               -            114
                                                                 --------------    --------------   -----------
   Net income (loss) attributable to primary shares              $       (1,112)   $        (519)   $       320
                                                                 ==============    =============    ===========
   Primary earnings (loss) per share before
     cumulative effect of accounting changes                     $       (10.54)   $      (10.32)   $      4.07
   Cumulative effect of accounting changes                               (11.78)               -           2.25
                                                                 --------------    --------------   -----------
   Primary earnings (loss) per common share                      $       (22.32)   $      (10.32)   $      6.32
                                                                 ==============    =============    ===========

 FULLY DILUTED:
   Weighted average shares outstanding                                       50               50             51
   Additional shares assuming:
    Conversion of series C convertible preferred stock                       17               17             17
    Conversion of series B ESOP convertible
     preferred stock                                                          6                7              2
    Conversion of 3.23% convertible subordinated notes                        -               10             10
    Exercise of stock options                                                 *                *              -
                                                                 --------------    --------------   -----------
       Average shares outstanding as adjusted                                73               84             80
                                                                 ==============    =============    ===========
   Income (loss) before cumulative effect of
     accounting changes                                          $         (415)   $        (409)   $       294
   Interest on 3.23% convertible subordinated
     notes net of taxes                                                       -               32             32
   Additional required ESOP contribution
     assuming conversion of series
     B ESOP convertible preferred stock                                     (16)             (18)            (5)
                                                                 --------------    --------------   -----------
   Income (loss) before cumulative effect of
     accounting changes                                                    (431)            (395)           321
   Cumulative effect of accounting changes                                 (587)               -            114
                                                                 --------------    --------------   -----------
   Net income (loss) attributable to fully
     diluted common shares                                       $       (1,018)   $        (395)   $       435
                                                                 ==============    =============    ===========

   Fully diluted earnings (loss) per common share
     before cumulative effect of accounting changes              $        (5.86)   $       (4.72)   $      4.01
   Cumulative effect of accounting changes                                (7.99)               -           1.42
                                                                 --------------    --------------   -----------
   Fully diluted earnings (loss) common share                    $       (13.85)*  $       (4.72)*  $      5.43
                                                                 ==============    =============    ===========

   *Antidilutive